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                                                                   EXHIBIT 10.13



[Company Logo]
                                                       Global Services Operation

General Electric Company
Property & Logistics Services
6161 Oak Tree Blvd.
Independence, OH 44131

July 15, 1997


Mr. Robert Weber
Entex Information Services, Inc.
6 International Drive
Rye Brook, New York 10573

                          Re: Sublease dated June 6, 1997 between General Electric Company and Entex Information Services, Inc.

Dear Mr. Weber

        In light of the delays that have occurred in obtaining the landlord's consent to the above-referenced Sublease, this letter confirms the following agreement between General Electric Company and Entex Information Services, Inc.:

     1. The term of the Sublease, and Sublessee's obligation to pay rent, shall commence on the later of (a) August 1, 1997 and (b) the date on which the landlord delivers to General Electric Company a signed copy of the Consent to Sublease and General Electric Company, in turn, delivers such signed copy to Entex.

     2. The provisions of Paragraph 15 of the Sublease are deleted and General Electric Company and Entex Information Services, Inc. each waive any claim that the Sublease is ineffective based upon the provisions of said Paragraph 15.

     3. Except as set forth in items 1 and 2 above, all terms and conditions of the Sublease are reaffirmed.

        Please confirm your agreement to the foregoing provisions by countersigning this letter in the appropriate place below.

                                        Very truly yours,

                                        General Electric Company
                                        By: /s/ R. PALAME
                                            ------------------------------------
                                            Title: Region Mgr


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        Entex Information Services, Inc.

        By:/s/ Dale Allardyce
        Title: EVP, Operations

Re: Sublease dated June 6, 1997 between General Electric Company and Entex Information Services, Inc.

Attachment to letter dated July 15, 1997 addressed to Mr. Robert Weber



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                                    SUBLEASE
                                    --------

        THIS SUBLEASE, made and entered into as of the 6th day of June, 1997, by and between GENERAL ELECTRIC COMPANY, a New York corporation having an office and place of business at Two Corporate Drive, 6th Floor - CS&DO, P.0. Box 861, Shelton, Connecticut 06484, hereinafter called "GE", and ENTEX INFORMATION SERVICES, INC., a Delaware corporation, having an office and principal place of business at 6 International Drive, Rye Brook, New York 10573, hereinafter called "Sublessee".

                              W I T N E S S E T H :

        WHEREAS, by a certain written lease agreement dated February 15, 1995 ("Master Lease"), Royal Executive Park II (hereinafter called "Owner") leased to GE those certain premises ("Premises") consisting of 3,808 square feet of net rentable space on the first floor of the building ("Building") located at and commonly known as 6 International Drive, Rye Brook, Westchester County, New York which, together with such other improvements and appurtenances therein mentioned, are more particularly described in said Master Lease; and

        WHEREAS, Sublessee desires to sublease and hire from GE, and GE is willing to sublet to Sublessee, the entire Premises as described in said Master Lease ("Sublease Premises"), on the terms and conditions more particularly hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, GE and Sublessee agree as follows:

        1. GE, for and in consideration of the rents and covenants specified to be paid, performed and observed by Sublessee, does hereby sublease to Sublessee the


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aforementioned Sublease Premises for the term and according to the covenants and conditions contained herein.

        2. This Sublease shall be for a term commencing on the 16th day of June, 1997 and terminating on the 29th day of April, 2000.

        3. Sublessee shall pay to GE as rent for said Sublease Premises the sum of Sixty-Six Thousand Six Hundred Forty and 00/100 Dollars ($66,640.00) per annum, payable in equal monthly installments of Five Thousand Five Hundred Fifty-Three and 33/100 Dollars ($5,553.33) in advance on the first day of each and every month during the term hereof. In addition, Sublessee shall promptly pay to GE: (a) four and 32/100ths per cent (4.32%) of Landlord's Expenses (as defined in Section 4.2 of the Master Lease); (b) the cost of electric power for Sublessee's use as provided in Section 5 (c) of the Master Lease, which cost is presently $714.00 per month, but is subject to adjustment in accordance with the terms of the Master Lease; and (c) any payments which may be required to be made by GE to Owner pursuant to the Master Lease, and which are solely for the benefit of Sublessee, except those payments set forth in Section 10 (b) of the Master Lease and any other payments specifically excluded by the terms of this Sublease or which cover a period prior to the commencement date of this Sublease. For purposes of determining Sublessee's additional rent obligation under clause (a) of the preceding sentence, the term "Base Year" set forth in
Section 4.2 (a)(ii) of the Master Lease shall mean calendar year 1997 for Operating Expenses and July 1, 1997 through June 30, 1998 for Real Estate Taxes which are based on a fiscal, and not a calendar, year. Any such payments which Sublessee is herein required to make which cover a period of time both before and after the commencement date of this Sublease shall be prorated between the parties hereto as of the commencement date of this Sublease. Payment of said rent and additional rent shall be made to GE at its address first above written or at such other place or to such other party as GE may designate in writing, without any offset or deduction whatsoever. In addition, if the Master Lease requires the tenant to make payments of

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real estate taxes and/or utilities which are applicable to the Sublease Premises directly to the taxing authorities and/or utility companies, as the case may be, Sublessee shall make such payments in a timely manner and promptly supply GE with evidence thereof, and such shall be deemed to be additional rent hereunder.

        4. The provisions of the Master Lease are, except as otherwise herein specifically provided, hereby incorporated in this Sublease with the same effect as if entirely rewritten herein, and shall fix the rights and obligations of the parties hereto with respect to the Sublease Premises with the same effect as if GE and Sublessee were, respectively, the landlord and tenant named in the Master Lease. Sublessee hereby covenants to perform the covenants and undertakings of GE as tenant under the Master Lease to the extent the same are applicable to the Sublease Premises during the term of this Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of said Master Lease. Sublessee agrees to indemnify and save GE harmless against and from any and all loss, cost, expense and liability arising out of or relating to any violation or breach of, or default under, any provision of the Master Lease caused by any act or omission of Sublessee. Except as otherwise specifically provided herein, Sublessee is to have the benefit of the covenants and undertakings of Owner as landlord in the Master Lease to the extent the same are applicable to the Sublease Premises during the term of this Sublease. It is expressly understood and agreed, however, that GE is not in the position to render any of the services or to perform any of the obligations required of GE by the terms of this Sublease, and that performance by GE of its obligations hereunder are conditioned upon due performance by Owner of its corresponding obligations under the Master Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, GE shall not be in default under this Sublease for failure to render such services or perform such obligations required of GE by the terms of this Sublease which are the responsibility of the Owner as landlord under the Master Lease, but GE

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agrees to take all reasonable measures to insure that Owner performs said obligations. The term "reasonable measures" shall not include legal action against Owner for its failure to so perform unless Sublessee agrees to pay all costs and expenses in connection therewith.

        5. The parties agree that the following provisions of the Master Lease are, for the purposes of this Sublease, hereby deleted: Section 4.1 (Base Rent);
Section 22 (Right to Extend); and Section 23 (Tenant Improvements). The remaining provisions of said Master Lease shall, for the purposes of this Sublease and to the extent that same are applicable, remain in full force and effect as between GE and Sublessee as provided in Paragraph 4 of this Sublease, except as said provisions have been otherwise amended or modified by this Sublease. Should there be any conflict between the terms of this Sublease as specifically set out herein and the terms of the Master Lease which are incorporated herein by reference, the terms specifically set out herein shall control.

        6. Any holding over by Sublessee beyond April 29, 2000, the expiration date of this Sublease, shall be deemed unlawful unless expressly consented to by GE in writing, and GE shall be entitled to any and all remedies in law or in equity by reason of such unlawful holding over by Sublessee. Sublessee agrees to indemnify and save GE harmless against and from any and all loss, cost, expense and liability incurred by GE under the Master Lease by reason of any such holding over.

        7. All notices, requests, demands and other communications with respect to this Sublease, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given either (a) forty-eight (48) hours after being mailed by United States First-Class Certified or Registered Mail, postage prepaid, return receipt requested or (b) the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service, for delivery to the parties at their respective addresses first


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above written, or to such other address or addresses as may hereafter be designated by either party in writing for such purpose.

        8. This Sublease is subject and subordinate in all respects to said Master Lease. Sublessee acknowledges that it has received a copy of said Master Lease.

        9. Sublessee shall not, without the prior written consent of GE, assign the term hereby demised, nor suffer or permit it to be assigned by operation of law or otherwise, nor shall the Sublessee, without the prior written consent of GE, let or underlet or permit the said sublease Premises or any part thereof to be used by others for hire. Notwithstanding the foregoing, but subject to the terms of the Master Lease, Sublessee shall be entitled to assign this Sublease or further sublet the Sublease Premises to an Affiliate of Sublessee, provided Sublessee gives GE at least fifteen (15) days prior written notice of such assignment or subletting. For purposes of the preceding sentence, "Affiliate" shall mean a corporation or other business entity which controls Sublessee, which is controlled by Sublessee or which is, together with Sublessee, under the control of a common parent corporation. No assignment or sublease shall operate to release Sublessee from any of its obligations hereunder.

        10. Sublessee acknowledges that it has inspected the Sublease Premises demised hereunder, and is fully satisfied with their condition and accepts the same, "as is". GE has made no representation or warranties of any nature whatsoever with regard to the Sublease Premises, other than those set forth herein, and GE shall have no obligation or duty with regard to preparation of the Sublease Premises for occupancy by Sublessee.

        11. Sublessee shall indemnify and save harmless GE against and from any and all liability, damage, expense, cause of action, suits, claims or judgments for injury or death to persons or damage to property sustained by anyone in and about said Sublease Premises or any part thereof, caused by Sublessee's negligent acts or omissions.


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        12. Sublessee shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be used, stored, generated or disposed of in, on or about the Sublease Premises by Sublessee, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in the activities which are permitted on the Sublease Premises pursuant to the Master Lease and this Sublease and which are necessary to Sublesse's business. Any such Hazardous Substances permitted on the Sublease Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Substances. Sublessee shall indemnify and hold harmless GE from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Sublease term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Sublease Premises by Sublessee, Sublessee's agents, employees, contractors or invitees. As used herein, "Hazardous Substances" means any substance with, is toxic, ignitable, reactive, or corrosive and which is regulated by any state or local government or by the United States government. "Hazardous Substances" includes any and all material or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substances" includes but is not restricted to asbestos, polychlorinated biphenyls ("PCBs") and petroleum products.

        13. Neither GE nor Sublessee have had any relationship or dealings with any real estate broker in connection with this Sublease except McCarthy O'Callaghan. GE shall pay any commission due McCarthy O'Callaghan in connection with this Sublease. GE and Sublessee each shall indemnify, defend and hold the other



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harmless from claims by any other broker who has or alleges that it has represented GE or Sublessee and is entitled to a commission in connection with this Sublease.

      14. This Agreement and any Exhibits attached hereto:

          (a) Contain the entire agreement among the parties hereto with respect to the subject matter covered hereby;

          (b) May not be amended or rescinded except by an instrument in writing executed by each of the parties hereto;

          (c) Shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

      15. This Sublease is subject to and conditioned upon the written consent of Owner to this subletting, such consent to be given by Owner executing the consent to this Sublease set forth below no later than June 16, 1997.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first about written.

Signed, sealed and delivered
in the presence of:                             GENERAL ELECTRIC COMPANY

/s/ MARGE GOSS                                  By: /s/ R. PALAME
----------------------------------                 -----------------------------
Witness                                            Title: Region Manager

/s/ [SIGNATURE ILLEGIBLE]
----------------------------------
Witness

Signed, sealed and delivered
in the  presence of:                            ENTEX INFORMATION SERVICES, INC.

/s/ JILL FRIEDLANDER                            By: /s/ KENNETH A. GHAZEY
-----------------------------------                 ----------------------------
Witness                                             Title: Executive Vice
                                                           President, CFO

/s/ ROBERT A. WEBER
-----------------------------------
Witness






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                               CONSENT TO SUBLEASE
                               -------------------

        Royal Executive Park II, a New York limited partnership ("Landlord") under that certain lease ("Original Lease") dated February 15, 1985, made by and between the Landlord and General Electric Company, a New York corporation ("Original Tenant"), hereby grants its consent to that certain Sublease ("Sublease") dated June 6, 1997, made by and between the Original Tenant, as Sublandlord, and Entex Information Services, Inc. ("Subtenant"), as Subtenant, covering certain premises ("Premises") described with particularity in the Sublease located on the first floor of Building No. 6 in Royal Executive Park, Rye Brook, New York. A true and correct copy of the Sublease is attached hereto as Exhibit "A."

        It is understood and agreed as follows:

        1. This Consent to Sublease shall in no way release the Original Tenant from any of its covenants, agreements, liabilities and duties under the Original Lease. It is further agreed that the Original Tenant shall be responsible for the collection of all rent due it from the Subtenant, and that the Landlord shall look only to the Original Tenant as its tenant. Nothing herein contained shall:

           a.  operate as a representation or warranty by Landlord;

           b. be deemed or construed to modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions contained in the Original Lease, or to waive any present or future breach thereof, or any of Original Tenant's obligations under the Original Lease, or any right or remedy of Landlord against Original Tenant or otherwise, or to enlarge or increase Landlord's obligations or Original Tenant's rights under the Original Lease or otherwise; or

           c. create any privity of contract or estate between Subtenant and Landlord.

        2. The Sublease is and shall remain subject and subordinate at all times to all of the provisions, covenants, agreements, terms and conditions contained in the Original Lease, and to all renewals, modifications, replacements and extensions thereof.

        3. In the event of any inconsistency between the terms and conditions of this Consent and the terms and conditions of the Sublease, the terms and conditions of this Consent shall govern.

        4. Subject to the terms of paragraph 5 hereof, upon the expiration or any earlier termination of the term of the Original Lease, or in case of the surrender of the Original Lease by Original Tenant to Landlord, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender and Subtenant shall vacate the Premises on or before such date. In the event that Subtenant fails to vacate the Premises on or before the expiration of the Sublease, Original Landlord shall be entitled to all of the rights and remedies



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available to Landlord against a tenant holding over after the expiration of the lease term as set forth in the Original Lease.

        5. If, at any time prior to the expiration of the term of the Sublease, the Original Lease shall terminate or be terminated for any reason, Subtenant agrees, at the election and upon written demand of Landlord, to attorn to Landlord upon the then executory terms and conditions set forth in the Sublease for the remainder of the term of the Sublease. The foregoing provisions of this paragraph shall apply notwithstanding that as a matter of law, the Sublease may otherwise terminate upon the termination of the Original Lease, and shall be self-operative upon such written demand of the Landlord and no further instrument shall be required to give effect to said provisions. Upon demand of the Landlord, Subtenant agrees, however, to execute, from time to time, document(s) in confirmation of the foregoing provisions of this paragraph satisfactory to the Landlord, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair or modify any right otherwise exercisable by the Landlord, whether under the Original Lease or any other agreement.

        6. Notwithstanding anything to the contrary set forth in the Sublease, this Consent shall not be deemed or construed as a consent by Landlord to, or as permitting, any other or further leasing by Original Tenant or anyone claiming under or through Original Tenant (including, without limitation, Subtenant), and no other or further lease of the Premises or any part thereof or any assignment of the Sublease or modification thereof shall be made by Original Tenant or anyone claiming under or through Original Tenant (including, without limitation, Subtenant) without Landlord's prior written consent in each instance as set forth in the Lease.

      7. No amendment, modification or revision of the Sublease shall hereafter be made without the prior written consent of Landlord. Landlord shall not be responsible for any required compliance with the Americans with Disabilities Act arising or resulting from alterations to the space demised under the Sublease which are made by Original Tenant or Subtenant.

        8. Original Tenant and Subtenant hereby represent to Landlord that the Sublease attached hereto as Exhibit "A" (a) is a correct and complete copy of the document it purports to be, and (b) contains the entire agreement and understanding between Original Tenants and Subtenant with regard to the subject matter contained thereof, specifically including without limitation, all agreements concerning rent and other considerations payable by Subtenant to Original Tenant for Premises and the Sublease will not generate any "sublease profit" to which Landlord is entitled under the terms of the Original Lease.

        9. Original Tenant hereby agrees to indemnify, defend (if requested by Landlord) and hold harmless Landlord, the managing agent of the building and their respective officers, directors, employees, agents, and beneficiaries from and against any and all liabilities and claims for brokerage commissions and fees arising out of or in connection with the Sublease of the Premises.

                                        2


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        10. This Agreement shall be binding upon and inure to the benefit of
Landlord, Original Tenant, Subtenant and their respective successors and permitted assigns.

        11. Simultaneously with the execution of this Consent, Original Tenant shall pay to Landlord's counsel, Handsman & Kaminsky LLP, an amount equal to $1,00.00 covering attorneys' fees incurred by Landlord in connection with its review of the Sublease and the giving of this Consent.

Dated as of this 15th day of July, 1997.

LANDLORD
ROYAL EXECUTIVE PARK II,
a New York limited partnership
By: JMB Income Properties, Ltd-XI,
a limited partnership, general partner
By: JMB Realty Corporation, a Delaware
Corporation, managing general partner






By: /s/ [SIGNATURE ILLEGIBLE]
    --------------------------------
Name:
Title: V.P.

ORIGINAL TENANT
GENERAL ELECTRIC COMPANY                       ATTEST:


By: /s/ ROBERT PALAME                          By: /s/ MARGE GOSS
    --------------------------------               -------------------------
Name: Robert Palame
Title: Region MGR





SUBTENANT
ENTEX INFORATION SERVICES, INC.                ATTEST:


By: /s/ KENNETH A. GHAZEY                      By: /s/ ROBERT A. WEBER
    --------------------------------               --------------------------
Name:
Title:




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